SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2001

ILLINI CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State or other jurisdiction	(Commission file Numbers)	(IRS Employer Identification No.)
of incorporation)

3200 West Iles Avenue, Springfield, Illinois 62707
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 787-5111

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Illini Corporation has completed its purchase of common shares owned by the Noll family and related interests.  On June 13, 2001, Illini closed out of escrow the Stock Purchase Agreement it entered into on April 12, 2001. At the closing, Illini paid 3,105 shares in full at $45 per share, and paid one-third, or $15 per share, to the remaining 156,983 shares. The balance due, plus 7% interest, will be paid over three years until March 31, 2004.  Illini provided a letter of credit to the sellers in lieu of pledging the purchased shares.  The buyer received physical possession of 160,088 shares as a result of the transaction. The Board of Directors will hold the purchased shares as treasury stock pending further action.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                (c)      Exhibits             (None)

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

Dated: June 28, 2001	By:	/s/ Burnard K. McHone
President
[Burnard K. McHone]

EXHIBIT INDEX

Exhibit Number	Description

(None)	(None)